UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

A-MARK PRECIOUS METALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave, Suite 6300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2025, Kathleen Simpson-Taylor notified A-Mark Precious Metals, Inc. (“A-Mark” or the “Company”) of her intention to resign as Chief Financial Officer, Executive Vice President and Assistant Secretary, effective June 30, 2025. Ms. Simpson-Taylor’s departure is due to her decision to retire and not a result of any disagreements with the Company on any matter relating to the Company’s financials, operations, policies or practices.

On April 10, 2025, the Company hired Cary Dickson as Executive Vice President, effective May 2, 2025. On July 1, 2025, Mr. Dickson will assume the duties and title of Chief Financial Officer. Mr. Dickson previously served as A-Mark's Chief Financial Officer from 2015 to 2019. From 2019 to 2021, Mr. Dickson was the Chief Financial Officer of Entrepreneurial Corporate Group, a boutique investment group focusing on hospitality, distribution, and real estate interests. From 2021 to the present, Mr. Dickson has served as Chief Financial Officer and a partner of Hardesty LLC, a provider of financial services to private equity firms and middle market companies. He served in a variety of executive capacities for Mattel, Inc. from 2002 to 2014, including as Vice President of Finance from 2011 to 2014, and as Chief Financial Officer of Mattel Foundation from 2005 to 2014. Mr. Dickson also served as Vice President of Corporate Responsibility, VP of Internal Audit and Vice President of Tax for Mattel, Inc. from 2002 to 2011. Prior to Mattel, Mr. Dickson served as a Senior Vice President at Fox Family Worldwide, Inc., and held positions with The Walt Disney Company and PricewaterhouseCoopers. Mr. Dickson, a Certified Public Accountant, holds a Bachelor of Science degree in Marketing from Southern Illinois University and a Masters of Taxation degree from the University of Denver School of Law.

The Company has entered into an employment agreement with Mr. Dickson, which includes these principal terms:

•
The term of the agreement is May 2, 2025 through June 30, 2026.
•
Base salary is set at $450,000 per annum.
•
Discretionary bonus to be determined by the Company, payable after one year of service.
•
On May 2, 2025, Mr. Dickson will be granted a number of restricted stock units (“RSUs”) equal to $100,000 (as calculated in accordance with the agreement), vesting on May 2, 2026, subject to accelerated vesting in specified circumstances. Each RSU represents the contingent right to receive one share of A-Mark’s common stock. The RSUs will be granted under A-Mark's 2014 Stock Award and Incentive Plan.
•
Benefits, including medical coverage and disability insurance, are provided during the term of employment.

On April 10, 2025, the Company also entered into a new employment agreement with Thor Gjerdrum, its President. Mr. Gjerdrum’s current employment agreement expires on June 30, 2025. The new employment agreement is effective as of July 1, 2025, except that certain compensation was granted upon signing of the agreement. The agreement contains the following key terms:

•
The term of the agreement is July 1, 2025 through June 30, 2028.
•
Base salary is set at $750,000 per annum.
•
The President will have an annual incentive opportunity to earn a target amount equal to 100% of salary by achieving target performance, with lesser amounts payable for achievement of specified threshold performance levels and, in the discretion of the Compensation Committee, greater amounts, up to 150% of the target amounts, payable for above-target performance levels. Performance goals will be set annually by the Compensation Committee of the Board of Directors.
•
Under the new agreement, upon signing, the President was granted 39,927 RSUs, vesting 33.3% per year for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances. The RSUs were granted under A-Mark's 2014 Stock Award and Incentive Plan.
•
Benefits, including payments and benefits upon termination of employment, under the new agreement will be similar to those under Mr. Gjerdrum’s current employment agreement, except the new agreement provides for six month of medical coverage following a termination not for cause or by the executive for good reason, or due to death or disability.

On April 10, 2025, the Company also entered into a new employment agreement with Brian Aquilino, its Chief Operating Officer. Mr. Aquilino’s current employment agreement expires on June 30, 2025. The new employment agreement is effective as of July 1, 2025, except that certain compensation was granted upon signing of the agreement. The agreement contains the following key terms:

•
The term of the agreement is July 1, 2025 through June 30, 2028.
•
Base salary is set at $375,000 per annum in fiscal 2026, increasing by $25,000 in each fiscal 2027 and fiscal 2028.

•
The Chief Operating Officer will have an annual incentive opportunity to earn a target amount equal to 50% of salary by achieving performance goals set annually by the Compensation Committee of the Board of Directors.
•
Under the new agreement, the Chief Operating Officer will be granted 20,000 stock options on April 16, 2025, vesting 33.3% per year for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances, and with a stated term of ten years. The stock options will be granted under A-Mark's 2014 Stock Award and Incentive Plan.
•
Benefits under the new agreement will be similar to those under Mr. Aquilino's current employment agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-MARK PRECIOUS METALS, INC.

Date:	April 14, 2025	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary